(m)(1)(ii)

EXHIBIT I

COLUMBIA FUNDS SERIES TRUST

1.	Columbia California Intermediate Municipal Bond Fund

2.	Columbia Capital Allocation Moderate Aggressive Portfolio

3.	Columbia Capital Allocation Moderate Conservative Portfolio

4.	Columbia Convertible Securities Fund

5.	Columbia Georgia Intermediate Municipal Bond Fund

6.	Columbia International Value Fund

7.	Columbia Large Cap Core Fund

8.	Columbia Large Cap Enhanced Core Fund

9.	Columbia Large Cap Index Fund

10.	Columbia LifeGoal® Growth Portfolio

11.	Columbia Marsico 21st Century Fund

12.	Columbia Marsico Focused Equities Fund

13.	Columbia Marsico Global Fund

14.	Columbia Marsico Growth Fund

15.	Columbia Marsico International Opportunities Fund

16.	Columbia Maryland Intermediate Municipal Bond Fund

17.	Columbia Masters International Equity Portfolio

18.	Columbia Mid Cap Index Fund

19.	Columbia Mid Cap Value Fund

20.	Columbia Multi-Advisor International Equity Fund

21.	Columbia North Carolina Intermediate Municipal Bond Fund

22.	Columbia Overseas Value Fund

23.	Columbia Short Term Bond Fund

24.	Columbia Short Term Municipal Bond Fund

25.	Columbia Small Cap Index Fund

26.	Columbia Small Cap Value Fund II

27.	Columbia South Carolina Intermediate Municipal Bond Fund

28.	Columbia Virginia Intermediate Municipal Bond Fund

Current as of the 30th day of April, 2013.